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                                                                    EXHIBIT 16.1


October 21, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Commissioners:

We have read the statements made by Link Energy LLC (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Link's Form 8-K report dated October 15, 2004.
We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP